 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 5, 2010
United Western Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

0-21231	84-1233716
(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 2100 Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 595-9898
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS .

United Western Bancorp, Inc. (the “Company”) has elected to defer regularly scheduled interest payments on all of the Company’s outstanding junior subordinated debentures, totaling approximately $30 million, relating to its trust preferred securities under Matrix Bancorp Capital Trust II, VI and VIII (the “Securities”) for a period of 20 consecutive quarters on each Security (the “Deferral Period”). The terms of the Securities and the trust documents allow the Company to defer payments of interest for the Deferral Period without default or penalty. During the Deferral Period, the Company will continue to recognize interest expense associated with the Securities. Upon the expiration of the Deferral Period, all accrued and unpaid interest will be due and payable. During the Deferral Period, the Company is prevented from paying cash dividends to shareholders or repurchasing stock. The Company can elect to end the deferral at any time.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

99.1
Press Release from United Western Bancorp, Inc., dated April 5, 2010, entitled “United Western Bancorp, Inc. Elects to Defer Interest Payments on the Company’s Trust Preferred Junior Subordinated Debentures.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 5, 2010	UNITED WESTERN BANCORP, INC.

By: /s/ Michael J. McCloskey
Name: Michael J. McCloskey
Title: Executive Vice President,
General Counsel, and
Chief Operating Officer

EXHIBIT INDEX

99.1
Press Release from United Western Bancorp, Inc., dated April 5, 2010, entitled “United Western Bancorp, Inc. Elects to Defer Interest Payments on the Company’s Trust Preferred Junior Subordinated Debentures.”